Exhibit 99.1
Post Holdings Announces Early Tender Results of Its Previously Announced Cash Tender Offer
ST. LOUIS, July 12, 2022 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced that as of 5:00 p.m., New York City time, on July 11, 2022 (the “Early Participation Date”), pursuant to and in accordance with its previously announced cash tender offer (the “Tender Offer”), approximately $1,449 million in aggregate principal amount of the Company’s notes listed in the table below (collectively, the “Notes”) had been validly tendered and not validly withdrawn on or prior to the Early Participation Date, which, if and when accepted for purchase by the Company pursuant to the terms and conditions of the Tender Offer, would result in aggregate Total Consideration (as defined below) (excluding accrued interest payable) of approximately $450 million, which Total Consideration was determined in accordance with the terms of the Tender Offer based on the principal amounts of Notes tendered and the Bid Premiums (as defined in the Offer to Purchase) at which such tenders were made.

Series of Notes	CUSIP No.	Aggregate Outstanding Principal Amount	Aggregate Principal Amount Tendered(1)	Aggregate Principal Amount Expected to be Accepted for Purchase(2)(3)	Percent of Aggregate Outstanding Principal Amount Expected to be Accepted for Purchase(2)(3)	Total Consideration(4)(5)
4.625% Senior Notes maturing April 2030	144A: 737446AQ7 Reg S: U7318UAQ5; U7318UAS1	$1,650,000,000	$733,621,000	$139,785,000	8.47%	$870
4.50% Senior Notes maturing September 2031	144A: 737446AR5 Reg S: U7318UAT9	$1,741,123,000	$715,198,000	$381,845,000	21.93%	$860
(1)As of the Early Participation Date.
(2)Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, Post anticipates that Notes will be accepted for purchase in accordance with the terms of the Tender Offer on July 26, 2022. However, there can be no assurance that the conditions set forth in the Offer to Purchase will be satisfied or waived.
(3)In the case of Notes expected to be accepted for purchase on a prorated basis, the amounts set forth in the table reflect the Proration Factor (as defined below).
(4)Per $1,000 principal amount of Notes accepted for purchase by the Company.
(5)Includes the $50.00 Early Participation Amount (as defined below).
The Tender Offer is described in the Offer to Purchase, dated June 27, 2022 (as it may be amended or supplemented, the “Offer to Purchase”). As set forth in the Offer to Purchase, holders of Notes (“Holders”) who validly tendered and did not withdraw their Notes on or prior to the Early Participation Date, and whose Notes are accepted for purchase, will be entitled to receive the “Total Consideration,” which includes an early participation amount of $50.00 per $1,000 principal amount of Notes (the “Early Participation Amount”). Accrued and unpaid interest will be paid on all Notes validly tendered (and not validly withdrawn) and accepted for purchase from the applicable last interest payment date to, but not including, the date on which the Notes are purchased.
The Withdrawal Date (as defined in the Offer to Purchase) occurred at 5:00 p.m., New York City time, on July 11, 2022, and has not been extended. Therefore, Holders who validly tendered and did not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on July 11, 2022, and Holders who validly tender their Notes after that time, may not withdraw their tendered Notes.

The Tender Offer will expire at 11:59 p.m., New York City time, on July 25, 2022, unless extended or earlier terminated as described in the Offer to Purchase (such date and time, as they may be extended, the “Expiration Date”). Since the Tender Cap (as defined below) was reached by the Early Participation Date, Notes tendered after the Early Participation Date and on or prior to the Expiration Date will not be purchased pursuant to the Tender Offer. The Tender Offer is subject to the satisfaction or waiver of a number of conditions as set forth in the Offer to Purchase, including the receipt of financing by the Company. There can be no assurance that the Company will obtain in a timely manner, or at all, the financing, and it may use available cash or additional borrowings to satisfy any amounts required to purchase the Notes.
Subject to satisfaction or waiver of the conditions set forth in the Offer to Purchase, Post anticipates that settlement of Notes accepted for purchase will occur on July 26, 2022, and that on such date Post will accept for purchase Notes tendered as of the Early Participation Date at a Bid Price (as defined in the Offer to Purchase) that results in a Bid Premium equal to or less than $60 (the “Clearing Premium”), as described in the Offer to Purchase. Since the purchase of all Notes validly tendered (and not validly withdrawn) at or below the Clearing Premium would result in the purchase of Notes for aggregate cash consideration payable to Holders in excess of the tender cap of $450.0 million (the “Tender Cap”), the Company expects to first accept for purchase all Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Date with a Bid Price that would result in a Bid Premium less than the Clearing Premium and, second, the Company expects to accept for purchase all Notes validly tendered (and not validly withdrawn) on or prior to the Early Participation Date with a Bid Price that would result in a Bid Premium equal to the Clearing Premium on a prorated basis across both series of Notes. The Company has been advised by D.F. King & Co., Inc., the information agent and tender agent for the Tender Offer, that the applicable proration factor for Notes validly tendered and not validly withdrawn at a Bid Price that results in a Bid Premium equal to the Clearing Premium would be approximately 83.06% (the “Proration Factor”). Notes validly tendered (and not validly withdrawn) at a Bid Price that results in a Bid Premium in excess of the Clearing Premium will not be accepted for purchase pursuant to the Tender Offer and all such Notes will be promptly returned to Holders following the date hereof. Notes validly tendered (and not validly withdrawn) at a Bid Price that results in a Bid Premium equal to the Clearing Premium that are not accepted for purchase pursuant to the Tender Offer based on the Proration Factor will be returned to Holders promptly following the Expiration Date.
J.P. Morgan Securities LLC is acting as the lead dealer manager for the Tender Offer. Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as co-dealer managers for the Tender Offer. D.F. King & Co., Inc. is serving as the information agent and tender agent. Copies of the Offer to Purchase and related Tender Offer materials are available by contacting the information agent at (212) 269-5550 (banks and brokers) and at (866) 406-2287 (all others) or by email at post@dfking.com. Questions regarding the Tender Offer should be directed to J.P. Morgan at (212) 834-4087.
None of the Company, the lead dealer manager, the co-dealer managers, the information agent and tender agent or the trustee for the Notes makes any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Tender Offer is being made solely by means of the Offer to Purchase. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the Tender Offer, the ongoing conflict in Ukraine, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the Tender Offer will be completed as anticipated or at all.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@postholdings.com
(314) 644-7665

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